Exhibit 10.1

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT
This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is by and between Gulf Island Fabrication, Inc. (“Gulf Island”) and _______________ (the “Award Recipient”).
WHEREAS, Gulf Island maintains the ____ Stock Incentive Plan (the “Plan”), under which the Compensation Committee of the Board of Directors of Gulf Island (the “Committee”) may grant “other stock based awards” to eligible participants, including members of the Gulf Island Board of Directors, which awards may be based on or related to shares of common stock of Gulf Island, no par value per share (“Common Stock”) and which may be payable in whole or in part in cash; and
WHEREAS, pursuant to the Plan the Committee has awarded to the Award Recipient restricted stock units payable up to fifty percent (50%) in cash at the option of the Award Recipient on the terms and conditions specified below.
NOW, THEREFORE, the parties agree as follows:
1.
AWARD OF RESTRICTED STOCK UNITS
1.1    On ___________ (the “Date of Grant”), and upon the terms and conditions of the Plan and this Agreement, and in consideration of services rendered, Gulf Island awarded to the Award Recipient ( ) restricted stock units (the “RSUs”), that vest, subject to Sections 2 and 4 hereof, as follows:

Scheduled Vesting Date	Amount of RSUs To Vest
[6 month anniversary]	100%

2.
TERMS OF
RESTRICTED STOCK UNITS
2.1    Each RSU represents the right to receive from Gulf Island, upon vesting, one share of Common Stock, free of any restrictions, and all Related Credits credited to the Award Recipient’s Dividend Equivalent Account (as such terms are defined in Section 3.1) with respect to such RSU. Notwithstanding the foregoing, the Award Recipient shall have the option, in his or her sole and absolute discretion, to direct Gulf Island to pay up to fifty percent (50%) of the Fair Market Value (as such term is defined in the Plan) of the Common Stock issuable upon vesting of the RSUs in cash. Upon the instruction of Award Recipient that a portion of the Fair Market Value of the RSUs be payable in cash (the “Election Cash Portion”), the number of shares of Common Stock issuable upon vesting of the RSUs shall be adjusted. In order to direct that a portion of the award be payable in cash, the Award Recipient shall deliver written notice of such direction to the chairman of the Committee at any time on or prior to the day immediately preceding the scheduled vesting date for the RSUs.

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2.2    Neither the RSUs nor the right to receive dividend equivalents thereon may be sold, assigned, donated, transferred, exchanged, pledged, hypothecated or otherwise encumbered. The Award Recipient shall have no rights, including but not limited to, voting and dividend rights, in the shares of Common Stock underlying the RSUs unless and until such shares are issued to the Award Recipient, or as otherwise provided in this Agreement.
2.3    If the RSUs have not already vested in accordance with Section 1 above, the RSUs shall vest and all restrictions set forth in Section 2.2 shall lapse in the event (i) a Change of Control of Gulf Island occurs prior to the scheduled vesting date and (ii) Award Recipient ceases to serve as a member of the Board of Directors of Gulf Island, as provided in the Plan.
3.
DIVIDEND EQUIVALENTS; ISSUANCE OF SHARES UPON VESTING
3.1    From and after the Date of Grant of an RSU until the issuance of the share of Common Stock or cash payable in respect of such RSU, the Award Recipient shall be credited, as of the payment date therefor, with (a) the amount of any cash dividends and (b) the amount equal to the Fair Market Value of any shares of Common Stock, securities, or other property distributed or distributable in respect of one share of Common Stock to which the Award Recipient would have been entitled had the Award Recipient been a record holder of one share of Common Stock for each RSU at all times from the Date of Grant of such RSU to such issuance date (collectively, the “Related Credits”). All such Related Credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Award Recipient with respect to all RSUs granted on the same date. All such Related Credits shall vest or be forfeited at the same time and on the same terms as the RSUs to which they relate.
3.2    As soon as practicable after the vesting of the RSUs and after taking into account any adjustments pursuant to Section 2.1, but no later than 30 days from such date, Gulf Island will credit the Award Recipient’s brokerage account with the shares of Common Stock issuable upon vesting, the Election Cash Portion and the cash value of any Related Credits applicable to such RSUs. If the Award Recipient has not established a brokerage account, the shares and any cash payment due will be held by Gulf Island’s transfer agent until such time as the Award Recipient opens an account.
3.3    Upon issuance of such shares of Common Stock, the Award Recipient is free to hold or dispose of such shares, subject to applicable securities laws and any internal policy then in effect and applicable to the Award Recipient, such as Gulf Island’s Insider Trading Policy and Director Stock Ownership Guidelines.
4.
TERMINATION OF BOARD MEMBERSHIP
If the Award Recipient ceases to serve as a Director of the Company for any reason prior to the vesting of the RSUs (except in connection with a Change of Control in accordance with Section 2.3 hereof), all unvested RSUs granted hereunder shall immediately be forfeited.
5.
ADDITIONAL CONDITIONS; TAX TREATMENT
Anything in this Agreement to the contrary notwithstanding, if at any time Gulf Island further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any

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such document) of the shares of Common Stock issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant hereto, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Gulf Island. Gulf Island agrees to use commercially reasonable efforts to issue all shares of Common Stock issuable hereunder on the terms provided herein. The RSUs are intended to constitute short-term deferrals under Section 409A of the Internal Revenue Code, and the regulations and guidance issued thereunder. However, each Award Recipient should consult his or her own tax advisor as to the tax effect of amounts payable to the Award Recipient under the Plan.
6.
BINDING EFFECT
This Agreement may not be transferred, assigned pledged or hypothecated in any manner at law or otherwise, other than by will or by the laws of descent and distribution, if applicable, and shall not be subject to execution, attachment or similar process. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and permitted successors. Without limiting the generality of the foregoing, whenever the term “Award Recipient” is used in any provision of this Agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators or legal representatives to whom this award may be transferred by will or by the laws of descent and distribution, the term “Award Recipient” shall be deemed to include such person or persons.
7.
INCONSISTENT PROVISIONS
The RSUs granted hereby are subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all such provisions were set forth in their entirety in this Agreement. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control. The Award Recipient acknowledges that a copy of the Plan and a prospectus summarizing the Plan was distributed or made available to the Award Recipient and that the Award Recipient was advised to review such materials prior to entering into this Agreement. The Award Recipient waives the right to claim that the provisions of the Plan are not binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, legal representatives and successors.
8.
GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.
9.
ENTIRE AGREEMENT; MODIFICATION; WAIVER
The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties hereto. Any oral or

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written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of the Agreement shall be void and ineffective for all purposes.
By Award Recipient’s signature below, Award Recipient represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Award Recipient has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. Award Recipient agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective on the Date of Grant.
GULF ISLAND FABRICATION, INC.
By:
Name: William E. Chiles
Title: Compensation Committee Chairman

Award Recipient

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